Exhibit 99.1

FOR IMMEDIATE RELEASE

Micro Linear Corporation and Sirenza Microdevices, Inc. Announce

Adjournment of Micro Linear Stockholders’ Meeting to October 31, 2006

San Jose, CA and Broomfield, CO—October 20, 2006— Micro Linear Corporation (Nasdaq: MLIN) and Sirenza Microdevices, Inc. (Nasdaq: SMDI) today announced that Micro Linear has adjourned its special meeting of stockholders commenced earlier today, and will reconvene the special meeting of stockholders on Tuesday, October 31, 2006 at 10:00 a.m. Pacific Time. Only stockholders of record as of the close of business on Monday, September 11, 2006 are entitled to vote at the reconvened special meeting. The adjourned special meeting will be held at Micro Linear’s headquarters, located at 2050 Concourse Drive, San Jose, California.

Sirenza intends to report its financial results for its third quarter of 2006, and to discuss these results and its current expectations for the fourth quarter of 2006 in a publicly-webcast teleconference with the investment community, following the close of market on Wednesday, October 25, 2006. Micro Linear intends to report its financial results for the third quarter of 2006, following the close of market on Thursday, October 26, 2006. The adjournment will allow the companies to make this financial information available prior to the October 31 special meeting date.

Micro Linear’s board of directors continues to recommend that Micro Linear’s stockholders vote “FOR” approving and adopting the merger agreement and approving the merger and any adjournment of the special meeting on October 31, 2006.

Micro Linear Corporation

Micro Linear Corporation is a fabless semiconductor company specializing in wireless integrated circuit solutions, which enable a variety of wireless products serving a global market. These transceivers can be used in many streaming wireless applications such as cordless phones, PHS handsets, wireless speakers and headphones, security cameras, game controllers, cordless headsets and other personal electronic appliances. Headquartered in San Jose, California, Micro Linear’s products are available through its authorized representatives and distributors worldwide. For more information, please visit www.microlinear.com.

Sirenza Microdevices, Inc.

Sirenza Microdevices is a supplier of radio frequency (RF) components. Headquartered in Broomfield, Colorado, with operations in China, Germany and the U.S., Sirenza Microdevices and its subsidiary Premier Devices design and develop RF components for the commercial communications, consumer, and aerospace and defense (A&D) equipment markets. Sirenza’s integrated circuit (IC), multi-chip module (MCM) and passive product lines include amplifiers, power amplifiers, cable TV amplifiers, circulators, isolators, mixers, splitters, transformers, couplers, modulators, demodulators, transceivers, tuners, discrete devices, signal source components, government and military specified components, and antennae and receivers for satellite radio. Certifications include ISO 9001:2000 Quality Management System and ISO 14001:2004 Environmental Management System (registered by QMI). Detailed product information may be found on Sirenza’s website at www.sirenza.com and at www.premierdevices.com.

Forward-Looking Statements

This news release contains forward-looking statements regarding future events or results, including the proposed time and date of the Special Meeting and any statements regarding Sirenza’s or Micro Linear’s financial results for the quarter ended September 30, 2006 or later periods. Sirenza and Micro Linear caution readers that such statements are, in fact, predictions that are subject to risks and uncertainties, and that actual events or results may differ materially. Factors that could cause actual events or results to differ materially include, but are not limited to, the possibility that the dates of such meeting and announcements may be delayed. Other factors that could cause actual events or results to differ materially from those in the forward-looking statements are included in Sirenza’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission in August 2006, Micro Linear’s Quarterly Report on Form 10-Q filed with the

Securities and Exchange Commission in May 2006, and Sirenza’s Registration Statement on Form S-4 filed with the Securities and Exchange Commission in September 2006, as amended. Sirenza and Micro Linear expressly disclaim any obligation to update its forward-looking statements at any time or for any reason.

NOTE: Sirenza Microdevices® and the Sirenza logo are trademarks of Sirenza Microdevices, Inc. All other trademarks are property of their respective owners.

Additional Information and Where to Find It

This press release is not a proxy statement or a prospectus for the proposed transaction. Sirenza has filed a registration statement on Form S-4 (Registration No. 333-137086) in connection with Sirenza’s proposed acquisition of Micro Linear, which includes Micro Linear’s proxy statement and Sirenza’s prospectus for the proposed transaction. Investors are urged to read the proxy statement/prospectus, which contains important information about the proposed transaction. The proxy statement/prospectus and other documents which are filed by Sirenza or Micro Linear with the Securities and Exchange Commission (the “SEC”) are available free of charge at the SEC’s website, www.sec.gov, or by directing a request when such a filing is made by Sirenza to Sirenza Microdevices, Inc., 303 S. Technology Court, Broomfield, CO 80021, Attention: Investor Relations or by directing a request when such a filing is made by Micro Linear to Micro Linear Corporation, 2050 Concourse Drive, San Jose, CA 95131, Attention: Investor Relations.

Micro Linear, its directors and certain of its executive officers, as well as Sirenza, its directors and certain of its executive officers, may be considered participants in the solicitation of proxies in connection with the proposed transaction. Information about the directors and executive officers of Micro Linear and their respective interests in the proposed transaction is set forth in the proxy statement/prospectus that Sirenza and Micro Linear have filed with the SEC in connection with the proposed transaction. Investors may obtain additional information regarding the interests of such participants by reading the proxy statement/prospectus.

Contact:

Micro Linear Corporation

Jim Mathias

Shelton Group Investor Relations

jmathias@sheltongroup.com

972-239-5119 x 115

Sirenza Microdevices, Inc.

Robert Van Buskirk, 303-327-3192

ir@sirenza.com

2